CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Western Goldfields, Inc. and Subsidiaries
Reno, Nevada

We hereby consent to the use in this Registration Statement No. 333-134269 of Western Goldfields, Inc. and Subsidiaries on Amendment No. 2 to Form SB-2, of our report dated February 16, 2006, except for Notes 12 and 17 for which the date is August 1, 2006, and to all other references of our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
September 12, 2006